UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):June 23, 2017

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

( )	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( )	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( )	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( )	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders

A special meeting of the shareholders of Bank of the Ozarks, Inc. (the “Company”) was held on June 23, 2017. The special meeting was held in order to vote upon the following proposals:

1.

To approve a proposal to adopt the Agreement and Plan of Merger dated as of April 10, 2017, by and among the Company and its wholly-owned bank subsidiary, Bank of the Ozarks (the “Bank”), as such agreement may be amended from time to time (the “Merger Proposal”); and

2.

To approve a proposal to authorize the board of directors to adjourn or postpone the special meeting to a later date, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal or to vote on other matters properly brought before the special meeting (the “Adjournment Proposal”).

At the special meeting, the Merger Proposal was approved by the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote at the special meeting. Sufficient votes were also received to approve the Adjournment Proposal, but an adjournment was not necessary in light of the approval of the Merger Proposal.

As of May 1, 2017, the record date for the special meeting, there were 121,577,177 shares of the Company common stock issued and outstanding and eligible to be voted at the special meeting. A total of 99,961,124 shares were represented in person or by proxy at the special meeting, which constituted a quorum to conduct business at the meeting. The items voted upon at the special meeting and the final voting results for each proposal were as follows:

Proposal No. 1.  The Merger Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
99,846,979	48,759	65,386	----

Proposal No. 2. The Adjournment Proposal

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,315,137	6,515,783	130,204	----

Item 8.01Other Events

The Company and the Bank have received all required regulatory approvals from the Arkansas State Bank Department and the Federal Deposit Insurance Corporation in connection with the proposed merger (“Reorganization”) of the Company with and into the Bank.  The Company anticipates closing the Reorganization on or about June 26, 2017, subject to customary closing conditions.

Upon consummation of the Reorganization, stock certificates representing shares of the Company’s common stock will automatically represent the same number of shares of common stock of the Bank. The Bank’s common stock will be traded on the NASDAQ Global Select Market on an uninterrupted basis under the same ticker symbol as the Company’s common stock, “OZRK,” with the same CUSIP number as the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.
Date: June 23, 2017	By: /s/ Greg McKinney
Name: Greg McKinney Title: Chief Financial Officer and Chief Accounting Officer